Exhibit 1

Profit Announcement

FOR THE YEAR ENDED 30 SEPTEMBER 2004

Incorporating the requirements of Appendix 4E

TEMPLATE

Westpac Banking Corporation, ABN 33 007 457 141

RESULTS FOR ANNOUNCEMENT TO THE MARKET	Year End Profit Announcement 2004

Revenues from ordinary activities	down	to

Profit from ordinary activities after tax attributable to equity holders	down	to

Net profit for the period attributable to equity holders	down	to

Dividend Distributions (cents per share)	Amount per security	Franked amount per security
Final Dividend
Interim Dividend	42 cents	42 cents

Record date for determining entitlements to the dividend	November (Sydney)
November (New York)
November (NZ Class shares)

TABLE OF CONTENTS	Year End Profit Announcement 2004

1.	Press Release

2.	Results at a Glance
	2.1	Earnings
	2.2	Summary financial position

3.	Review of Group Operations
	3.1	Summary
	3.2	Review of earnings
	3.3	Credit quality
	3.4	Capital and dividends
	3.5	Corporate governance and responsibility

4.	Business Unit Performance
	4.1	Business and Consumer Banking
	4.2	Westpac Institutional Bank
	4.3	New Zealand (New Zealand Dollars)
	4.4	BT Financial Group (Australia)
	4.5	Other

5.	2004 Financial Information
Index to Section 5
	5.1	Consolidated statement of financial performance
	5.2	Consolidated statement of financial position
	5.3	Consolidated statement of cash flows
	5.4	Movement in retained profits
	5.5	Notes to 2004 financial information
	5.6	Statement in relation to the audit of accounts

6.	Other Information
	6.1	Credit ratings
	6.2	Exchange rates
	6.3	Disclosure regarding forward-looking statements
	6.4	Shareholder calendar

7.	Wealth Management Business
	7.1	Total funds management and life insurance business
	7.2	Funds management business
	7.3	Life insurance business
	7.4	Other business
	7.5	Embedded value and value of new business

8.	Segment Result
	8.1	Year end segment result
	8.2	Half year segment result
	8.3	New Zealand Business Unit performance (A$)

9.	Economic Profit

In this announcement references to ‘Westpac’, ‘the Group’, ‘we’, ‘us’ and ‘our’ are to Westpac Banking Corporation and its controlled entities.

1.	PRESS RELEASE	Year End Profit Announcement 2004

OUTLOOK

2.	RESULTS AT A GLANCE	Year End Profit Announcement 2004

2.1         EARNINGS

Our 2004 full year earnings are presented below including net profit attributable to equity holders and cash earnings attributable to ordinary equity holders. We believe cash earnings are a more appropriate measure of our financial performance as this basis adjusts our results for two material items which do not reflect cash flows available to ordinary shareholders: amortisation of goodwill and distributions paid on hybrid equity. It also eliminates the after tax impact of the hedge related to our latest capital instrument, USD$525 million Trust Preferred Securities 2004 (2004 TPS(1)).

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04

Net interest income		2,339			4,326
Non-interest income(2)		1,539			3,004
Net operating income		3,878			7,330
Operating expenses(2)		(1,925)			(3,763)
Goodwill amortisation		(84)			(163)
Underlying performance		1,869			3,404
Bad debts		(207)			(485)
Profit from ordinary activities before income tax		1,662			2,919
Tax expense		(431)			(728)
Net profit		1,231			2,191
Net profit attributable to outside equity interests(2)		(6)			(8)
Net profit attributable to equity holders of Westpac Banking Corporation (WBC)		1,225			2,183
Goodwill amortisation		84			163
Distributions on other equity instruments		(76)			(75)
2004 TPS revaluation(1)		—			—
Cash earnings		1,233			2,271

2.1.1      Key Financial Data

			% Mov’t			% Mov’t
	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sept 03-
	Sept 04	March 04	Sept 04	Sept 04	Sept 03	Sept 04
Shareholder value
Cash earnings per ordinary share (cents)		66.7			124.5
Earnings per ordinary share (cents)		62.1			115.6
Economic profit ($m)		763			1,397
Weighted average ordinary shares (millions)		1,849			1,824

Fully franked dividends per ordinary share (cents)		42			78
Dividend payout ratio - cash earnings (%)		63.0			62.7
Net tangible assets per ordinary share ($)		5.22			4.97

Productivity and efficiency
Expense to income ratio (%)		49.6			51.3
Total banking expense to income ratio (%)		48.7			50.4
Full-time equivalent staff (FTE)		26,755			26,780
Income per average FTE($000’s)		146			284

Business Performance
Net interest spread (%)(3)		2.11			2.24
Net interest margin (%)(3)		2.56			2.62
Average interest earning assets ($m)		190,689			172,750

Refer to page 6 for explanation of footnotes

2.2                            SUMMARY FINANCIAL POSITION

				% Mov’t	% Mov’t
	30 Sept	31 March	30 Sept	Mar 04-	Sept 03-
$ m	2004	2004	2003	Sept 04	Sept 04
Assets
Cash		2,015	1,786
Due from other financial institutions		9,281	6,035
Trading and investment securities		11,266	12,449
Loans and acceptances		174,927	164,261
Life insurance assets(2)		12,316	10,522
Other assets		24,666	26,286
Total assets		234,471	221,339
Liabilities
Due to other financial institutions		4,479	3,831
Deposits		135,949	129,071
Debt issues		35,964	29,970
Acceptances		4,395	3,788
Life insurance policy liabilities		10,336	9,896
Loan capital		4,428	4,544
Other liabilities(2)		23,088	26,243
Total liabilities		218,639	207,343
Equity
Equity attributable to equity holders of WBC		14,420	13,965
Outside equity interest(2)		1,412	31
Total equity		15,832	13,996

2.2.1                     Key Financial Data

			Mov’t			Mov’t
	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sept 03-
	Sept 04	March 04	Sept 04	Sept 04	Sept 03	Sept 04
Profitability and capital adequacy
Return on average adjusted ordinary equity		19.0%			19.2%
Cash earnings to average adjusted ordinary equity		20.4%			20.7%
Total capital ratio		10.2%			10.5%
Tier 1 capital ratio		7.2%			7.2%
Adjusted common equity to risk weighted assets		5.1%			5.0%
Risk weighted assets ($m)		148,962			142,909
Total committed exposures ($m)		285,834			266,191
Average adjusted ordinary equity ($m)		12,117			11,203
Average total equity ($m)		15,453			12,118
Asset quality
Net impaired assets to equity and general provisions		2.2%			2.9%
Specific provisions to total impaired assets		35.7%			26.3%
General provisions to non-housing loans and acceptance(4)		1.7%			1.7%
General provisions to risk weighted assets		1.0%			1.0%
Total provisions to gross loans and acceptances		0.9%			0.9%
Total bad and doubtful debt charge to average loans and acceptances annualised (basis points)		24			31
Bad debts written off to average gross loans and acceptances (basis points)		12			22

Refer to page 6 for explanation of footnotes.

RESULTS AT A GLANCE	Year End Profit Announcement 2004

Notes To Earnings, Summary Financial Position and Key Financial Data

1.                  Unlike our other hybrid equity instruments, TPS 2004 differs from earlier hybrid issues as the funds have been invested in US$ convertible debentures, that qualify as equity, issued by our New Zealand branch. We have entered into a NZ$/US$ cross currency swap in respect of this US$ exposure, with revaluations of the swap translated in A$ reflected in operating income (non-interest income), while the equity instruments are retranslated at historical exchange rates. The after tax amount of this revaluation is added back in the calculation of cash earnings ($X million) as post implementation of International Financial Reporting Standards (IFRS), 2004 TPS is expected to be classified as debt and the revaluation of the debt and the swap will be offset. The revaluation of the NZ$/US$ cross-currency swap was undertaken at the NZ$/US$ exchange rate of X on 30 September 2004. Non-interest income includes $X million and tax expense includes $X million associated with the revaluation of the NZ$/US$ cross-currency swap.

2.              From 1 October 2003, Westpac consolidated certain managed investment schemes where the statutory funds within Westpac Life Insurance Services Limited demonstrated a capacity to control. The contribution to earnings for the year ended 30 September 2004 include, $X million non-interest income; $X million operating expenses and $X million net profit attributable to outside equity interests. Comparatives for the prior half include: $X million non-interest income; $X million operating expenses and $X million net profit attributable to outside equity interests.

The contribution to financial position as at 30 September 2004 includes: $X million in assets, $X million in other liabilities and $X million in outside equity interests. Comparatives as at 31 March 2004 include: $1,357 million in assets, $2 million in other liabilities and $1,355 million in outside equity interests. These managed investment schemes have not been consolidated in the prior corresponding period and comparatives do not include amounts in relation to these schemes

3.              Net interest spread and margins are calculated on net interest income adjusted for tax equivalent gross up of $X million in the twelve months to 30 September 2004 ($106 million first half and $X million second half) and $197 million in the twelve months to 30 September 2003 ($98 million first half and $99 million second half). We have entered into various tax effective financing transactions that derive income subject to a reduced rate of income tax. To provide comparability, this income is presented on a tax equivalent basis for margin calculations. In the presentation of the average balance sheet, net interest spread and net interest margin are also presented on a tax equivalent basis.

4.              Non-housing loans have been determined on a product basis, rather than on a loan purpose basis.

REVIEW OF GROUP OPERATIONS	Year End Profit Announcement 2004

3.1         SUMMARY

Overview

3.2                            REVIEW OF EARNINGS

			% Mov’t			% Mov’t
	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sept 03-
$m	Sept 04	March 04	Sept 04	Sept 04	Sept 03	Sept 04
Net interest income		2,339			4,326
Non-interest income		1,539			3,004
Net operating income		3,878			7,330
Operating expenses		(1,925)			(3,763)
Goodwill amortisation		(84)			(163)
Underlying performance		1,869			3,404
Bad debts		(207)			(485)
Profit from ordinary activities before income tax		1,662			2,919
Tax expense		(431)			(728)
Net profit		1,231			2,191
Net profit attributable to outside equity interests		(6)			(8)
Net profit attributable to equity holders of WBC		1,225			2,183
Goodwill amortisation		84			163
Distributions on other equity instruments		(76)			(75)
2004 TPS revaluation		—			—
Cash earnings		1,233			2,271

Operating income

Net interest income

Australia

New Zealand

Non-interest income

Operating expenses

FTE

Bad debts

Tax expense

3.3         CREDIT QUALITY

3.4         CAPITAL AND DIVIDENDS

3.5         CORPORATE GOVERNANCE AND RESPONSIBILITY

BUSINESS UNIT PERFORMANCE	Year End Profit Announcement 2004

Business unit results are presented on a management reporting basis. Internal charges and transfer pricing adjustments are included in the performance of each business reflecting the management, rather than the legal structure. Consequently, these results cannot be compared to results for individual legal entities. Where the management reporting structure or accounting classification has changed, comparatives have been restated and may differ from results previously reported.

Any internal transfer-pricing framework attributes value between business units. Its primary attributes are:

•                  Product groups pay the distribution an arm’s length fee based on external market benchmarks; and

•                  Product balances are fully transfer-priced at inter-bank rates according to the tenor of the underlying transactions. All overhead costs are allocated to revenue generating businesses, and capital is allocated to business groups using designated risk factors.

			% Mov’t			% Mov’t
Cash earning	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sep 03-
$m	Sept 04	March 04	Sep 04	Sept 04	Sept 03	Sep 04

Business and Consumer Banking		652			1,165
Westpac Institutional Bank		225			384
New Zealand(1)		192			342
BT Financial Group (Australia)(2)		96			169
Other		68			211
Total Group cash earnings		1,233			2,271

Wealth Management
Australia		96			169
New Zealand		15			24
Total Wealth Management		111			193

Total banking cash earnings		1,122			2,078

			Mov’t			Mov’t
Expense to income ratio	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sept 03-
%	Sept 04	March 04	Sept 04	Sept 04	Sept 03	Sept 04
Business and Consumer Banking		52.2%			54.4%
Westpac Institutional Bank		42.4%			42.1%
New Zealand		48.9%			49.2%
BT Financial Group (Australia)		60.4%			62.0%
Total Group ratio		49.6%			51.3%

Wealth Management(3)
Funds Management		66.5%			69.0%
Life Insurance		32.4%			29.9%
Total Wealth Management ratio		58.0%			60.7%

Total banking ratio		48.7%			50.4%

1.                                      New Zealand represents our New Zealand retail banking operations and New Zealand’s wealth management businesses including Westpac Investment Management, our New Zealand Life business and BT New Zealand. New Zealand results are converted to Australian Dollars at the average A$/NZ$ hedge exchange rate for the year (XX for 2004 and 1.1975 for 2003). Refer to Section 4.3 for New Zealand segment results reported in New Zealand Dollars.

2.                                      BT Financial Group (Australia) represents our Australian wealth management business and incorporates our legacy, Rothschild Australia Asset Management (RAAM) and BT Funds Management (BTFM) businesses.

3.                                      Includes our New Zealand and Australian wealth management businesses.

4.1         BUSINESS AND CONSUMER BANKING

Business and Consumer Banking (BCB) is responsible for sales, servicing and product development for all consumer banking and small to medium-sized businesses.  This division is also responsible for the distribution of wealth products in Australia. Core business activities are conducted through a nationwide network of branches, call centres, ATMs, internet banking services and mobile sales forces. BCB’s front line staff are responsible for the delivery of sales and service related functions on a broad range of financial products including home, personal and business finance lending, savings and investment accounts, credit cards and wealth products.

4.1.1                     Total BCB

			% Mov’t			% Mov’t
	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sept 03-
$ m	Sept 04	March 04	Sept 04	Sept 04	Sept 03	Sept 04
Net interest income		1,670			3,043
Non-interest income		637			1,298
Operating income		2,307			4,341
Operating expenses		(1,204)			(2,361)
Core earnings		1,103			1,980
Bad debts		(171)			(321)
Operating profit before tax		932			1,659
Tax and outside equity interests		(280)			(494)
Cash earnings		652			1,165
Goodwill amortisation		(29)			(58)
Profit on operations		623			1,107

Economic profit		514			893
Expense to income ratio		52.2%			54.4%
	$bn	$bn		$bn	$bn
Deposits		73.0			70.0
Net loans and acceptances		129.0			121.0
Total assets		131.0			123.0

Financial Performance

Full Year

Second Half

4.1.2                     Consumer Distribution

The Consumer Distribution segment comprises customers that have a personal relationship with BCB through a range of products including home lending, credit cards, transaction and deposit accounts, personal lending, general insurance and wealth. Sales & servicing activities occur through the nationwide service network, home loan sales force and wealth distribution sales force. The bad debts charge for consumer customers is recognised in the consumer product division.

			% Mov’t			% Mov’t
	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sept 03-
$m	Sept 04	March 04	Sept 04	Sept 04	Sept 03	Sept 04
Net interest income		(27)			(36)
Non-interest income		655			1,217
Operating income		628			1,181
Operating expenses		(396)			(775)
Core earnings		232			406
Bad debts		—			—
Operating profit before tax		232			406
Tax and outside equity interests		(70)			(120)
Cash earnings		162			286
Goodwill amortisation		(8)			(16)
Profit on operations		154			270

Expense to income ratio		63.1%			65.6%
	$bn	$bn		$bn	$bn
Assets		0.5			0.4

Financial Performance

Full Year

Second Half

4.1.3.                  Consumer Products

Consumer Products comprises home lending, credit cards, transaction and deposit accounts, personal loans, and general insurance. Sales and service commissions passed to the distribution businesses are recorded as a charge against non-interest income. Accordingly, Consumer Products non-interest income numbers are net negative. The bad debts charge for the above products is recognised in this division.

			% Mov’t			% Mov’t
	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sept 03-
$m	Sept 04	March 04	Sept 04	Sept 04	Sept 03	Sept 04
Net interest income		1,142			2,078
Non-interest income		(537)			(877)
Operating income		605			1,201
Operating expenses		(223)			(426)
Core earnings		382			775
Bad debts		(153)			(223)
Operating profit before tax		229			552
Tax and outside equity interests		(68)			(167)
Cash earnings		161			385
Goodwill amortisation		(9)			(18)
Profit on operations		152			367

Expense to income ratio		36.9%			35.5%
	$bn	$bn		$bn	$bn
Deposits		49.0			50.0
Net loans and acceptances		95.0			89.0
Total assets		95.8			89.7

Financial Performance

Full Year

Second Half

4.1.4       Consumer Customers Key Business Drivers

4.1.5       Business Distribution

The Business Distribution segment comprises our small to medium-sized business customers. Sales & servicing of these customers occurs though our middle market and small business sales force and service centres. Products include business lending, deposit and transaction accounts and working capital activities. The bad debts charge for business customers is recognised in this division.

			% Mov’t			% Mov’t
	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sept 03-
$ m	Sept 04	March 04	Sept 04	Sept 04	Sept 03	Sept 04
Net interest income		46			72
Non-interest income		785			1,432
Operating income		831			1,504
Operating expenses		(443)			(885)
Core earnings		388			619
Bad debts		(18)			(98)
Operating profit before tax		370			521
Tax and outside equity interests		(111)			(153)
Cash earnings		259			368
Goodwill amortisation		(11)			(22)
Profit on operations		248			346

Expense to income ratio		53.3%			58.8%
	$bn	$bn		$bn	$bn
Assets		0.8			0.9

Financial Performance

Full Year

Second Half

4.1.6       Business Products

Business Products includes business lending, deposit and transaction accounts, and working capital activities. Sales and service commissions passed to the distribution businesses are recorded as a charge against non-interest income. This explains why non-interest income numbers are negative. The bad debts charge for business customers is recognised in the business distribution business.

$ m	Half Year Sept 04		Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04		Full Year Sept 03	% Mov’t Sept 03- Sept 04
Net interest income			509				929
Non-interest income			(266)				(474)
Operating income			243				455
Operating expenses			(142)				(275)
Core earnings			101				180
Bad debts			—				—
Operating profit before tax			101				180
Tax and outside equity interests			(31)				(54)
Cash earnings			70				126
Goodwill amortisation			(1)				(2)
Profit on operations			69				124

Expense to income ratio			58.4%				60.4%
	$	bn	$ bn		$	bn	$ bn
Deposits			49.0				22.7
Net loans and acceptances			33.8				31.8
Total assets			34.3				32.3

Financial Performance

Full Year

Second Half

4.1.7       Business Customers Key Business Drivers

4.2          WESTPAC INSTITUTIONAL BANK

The Institutional Bank meets the financial needs of corporations and institutions either based in, or with interests in Australia and New Zealand. It provides certain services to middle market business banking customers in those markets.

$ m	Half Year Sept 04		Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04		Full Year Sept 03	% Mov’t Sept 03- Sept 04
Net interest income(1)			227				423
Non-interest income			334				698
Operating income			561				1,121
Operating expenses			(238)				(472)
Core earnings			323				649
Bad debts			2				(107)
Operating profit before tax			325				542
Tax and outside equity interests(1)			(100)				(158)
Cash earnings			225				384
Goodwill amortisation			(1)				(2)
Profit on operations			224				382

Economic profit			128				217
Expense to income ratio			42.4%				42.1%
	$	bn	$ bn		$	bn	$ bn
Deposits			12.3				10.9
Net loans and acceptances			22.6				22.2
Total assets			49.8				52.2

Financial Performance

Full Year

Second Half

Key Business Drivers

4.3          NEW ZEALAND

New Zealand operations provide banking and wealth management products and services to New Zealand consumer and business customers. New Zealand includes Westpac Investment Management; New Zealand Life Company and BT New Zealand. The results do not include the earnings of our New Zealand Institutional Bank. All figures are in New Zealand dollars (NZ$). Australian dollar (A$) equivalents are included in Section 8 and were converted at the average A$/NZ$ hedge exchange rate for the year (XX for 2004 and 1.1975 for 2003). This hedge rate is not the same as the average rate that prevailed for the period.

NZ$ $ m	Half Year Sept 04		Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04		Full Year Sept 03	% Mov’t Sept 03- Sept 04
Net interest income			434				838
Non-interest income			223				422
Operating income			657				1,260
Operating expenses			(321)				(620)
Core earnings			336				640
Bad debts			(22)				(54)
Operating profit before tax			314				586
Tax and outside equity interests			(100)				(177)
Cash earnings			214				409
Goodwill amortisation			(24)				(47)
Profit on operations			190				362

Economic profit			106				200
Cash earnings A$
Expense to income ratio			48.9%				49.2%
	$	bn	$ bn		$	bn	$ bn
Deposits			18.1				17.3
Net loans			26.7				24.5
Total assets			26.7				24.5
Funds under management			28.0				25.8

Financial Performance (NZ$)

Full Year

Second Half

Key Business Drivers

Business Developments

4.4          BT FINANCIAL GROUP (AUSTRALIA)

BT Financial Group Australia (BTFG) is Westpac’s wealth management business.

BTFG designs, manufactures and services financial products that enable our customers to achieve their financial goals by accumulating, managing and protecting their personal wealth. These products include managed investments (mutual funds), personal and business superannuation (pensions), life insurance, income protection, discount securities broking, margin lending, client portfolio administration (Wrap) platforms and portfolio management and administration of corporate superannuation. Distribution of BTFG products is conducted through our Australian and New Zealand banking distribution businesses and an extensive range of independent financial advisers.

$ m	Half Year Sept 04		Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04		Full Year Sept 03	% Mov’t Sept 03- Sept 04
Net interest income			35				78
Non-interest income			273				493
Operating income			308				571
Operating expenses			(186)				(354)
Core earnings			122				217
Bad debts			—				—
Operating profit before tax			122				217
Tax and outside equity interests			(26)				(48)
Cash earnings			96				169
Goodwill amortisation			(33)				(60)
Profit on operations			63				109

Economic profit			(7)				(1)
Expense to income ratio			60.4%				62.0%
	$	bn	$ bn		$	bn	$ bn
Total assets			14.2				13.9
Funds under management			42.4				40.5

Financial Performance

Full Year

Second Half

Key Business Drivers

4.5          OTHER

This segment comprises:

i)            Group items including earnings on surplus capital, accounting entries for certain intragroup transactions that facilitate the presentation of our operating segments, notably adjustments for life policyholder income and consolidation of life company managed investment schemes, earnings from property sales and certain other unallocated head office expenses such as centrally raised provisions;

ii)         Pacific Banking; and

Our Pacific Banking operations comprise our presence in the near Pacific including Papua New Guinea and Fiji.

iii)      Group Treasury.

Treasury’s operations are primarily focused on the management of the Group’s interest rate risk and funding requirements which they achieve by managing the mismatch between Group assets and liabilities. Treasury’s earnings are primarily impacted by the hedging decisions taken on behalf of the Group as they seek to minimise net interest income volatility and assist net interest income growth.

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Net interest income		16			81
Non-interest income		95			162
Operating income		111			243
Operating expenses		(8)			(57)
Core earnings		103			186
Bad debts		(18)			(12)
Operating profit before tax		85			174
Tax and outside equity interests		59			112
Distributions on other equity instruments		(76)			(75)
2004 TPS revaluation		—			—
Cash earnings		68			211
Goodwill amortisation		—			(4)
Distributions on other equity instruments		76			75
2004 TPS revaluation		—			—
Profit on operations		144			282

Financial Performance

Full Year

Second Half

5.             2004 FINANCIAL INFORMATION

5.1	Consolidated Statement of Financial Performance
5.2	Consolidated Statement of Financial Position
5.3	Consolidated Statement of Cash Flows
5.4	Movement in Retained Profits
5.5	Notes to 2004 Financial Information
	Note 1.	Basis of Preparation of Financial Information
	Note 2.	Interest Spread and Margin Analysis
	Note 3.	Average Balance Sheet and Interest Rates
	Note 4.	Revenue
	Note 5.	Net Interest Income
	Note 6.	Non-Interest Income
	Note 7.	Non-Interest Income Analysis
	Note 8.	Expense Analysis
	Note 9.	Deferred Expenses
	Note 10.	Income Tax
	Note 11.	Dividends
	Note 12.	Earnings per Share
	Note 13.	Loans
	Note 14.	Provisions for Bad and Doubtful Debts
	Note 15.	Impaired Assets
	Note 16.	Movement in Gross Impaired Assets
	Note 17.	Items Past 90 Days But Well Secured
	Note 18.	Income on Non-Accrual and Restructured Assets
	Note 19.	Impaired Assets and Provisioning Ratios
	Note 20.	Delinquencies (90 Days Past Due Loans)
	Note 21.	Charge For Bad and Doubtful Debts
	Note 22.	Deposits
	Note 23.	Capital Adequacy
	Note 24.	Derivative Financial Instruments
	Note 25.	Statement of Cash Flows
	Note 26.	Group Investments and Changes in Controlled Entities
	Note 27.	Reconciliation to US GAAP

	Note 28.	Subsequent Events
5.6	Statement in relation to the review of accounts

Notes to the statements shown in sections 5.1, 5.2 and 5.3 as required by the Appendix 4D are referenced in the margin of the relevant tables.

5.1                            CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE

$ m	Note	Half Year Sept 04	% Mov’t Half Year March 04	Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Interest income			6,193			10,885
Interest expense			(3,854)			(6,559)
Net interest income	5		2,339			4,326
Non-interest income	6		1,539			3,004
Net operating income			3,878			7,330
Operating expenses	8		(1,925)			(3,763)
Goodwill amortisation			(84)			(163)
Bad and doubtful debts	21		(207)			(485)
Profit from ordinary activities before income tax expense			1,662			2,919
Income tax expense	10		(431)			(728)
Net profit			1,231			2,191
Net profit attributable to outside equity interests:
Managed investment schemes			(1)			—
Other			(5)			(8)
Net profit attributable to equity holders of Westpac Banking Corporation (WBC)			1,225			2,183
Foreign currency translation reserve adjustment			(153)			(156)
Total revenues, expenses and valuation adjustments attributable to equity holders of WBC recognised directly in equity			(153)			(156)
Total changes in equity other than those resulting from transactions with owners as owners			1,072			2,027

5.2          CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As at $ m	Note	30 Sept 2004	31 March 2004	30 Sept 2003	% Mov’t Mar 04- Sept 04	% Mov’t Sept 03- Sept 04
Assets
Cash and balances with central banks			2,015	1,786
Due from other financial institutions			9,281	6,035
Trading securities			8,165	8,793
Investment securities			3,101	3,656
Loans	13		170,532	160,473
Acceptances of customers			4,395	3,788
Life insurance assets(1)			12,316	10,522
Regulatory deposits with central banks overseas			536	425
Goodwill			2,483	2,558
Fixed assets(2)			820	842
Deferred tax assets			873	1,019
Other assets			19,954	21,442
Total assets			234,471	221,339
Liabilities
Due to other financial institutions			4,479	3,831
Deposits	22		135,949	129,071
Debt issues			35,964	29,970
Acceptances			4,395	3,788
Current tax liabilities			104	310
Deferred tax liabilities			85	246
Life insurance policy liabilities			10,336	9,896
Provisions			420	462
Other liabilities(1)			22,479	25,225
Total liabilities excluding loan capital			214,211	202,799
Loan capital
Subordinated bonds, notes and debentures			3,914	3,971
Subordinated perpetual notes			514	573
Total loan capital			4,428	4,544
Total liabilities			218,639	207,343
Net assets			15,832	13,996
Equity
Ordinary shares			4,168	3,972
Reserves			(226)	(73)
Retained profits			7,755	7,343
NZ Class shares			471	471
Trust Originated Preferred Securities (TOPrS sm)			465	465
Fixed Interest Resettable Trust Securities (FIRsTS)			655	655
Trust Preferred Securities (TPS 2003)			1,132	1,132
Trust Preferred Securities (TPS 2004)			—	—
Equity attributable to equity holders of WBC			14,420	13,965
Outside equity interests in controlled entities(1)			1,412	31
Total equity			15,832	13,996

1.                    The contribution to financial position as at 30 September 2004 includes: $X million in assets, $X million in other liabilities and $X million in outside equity interests. Comparatives as at 31 March 2004 include: $1,357 million in assets, $2 million in other liabilities and $1,355 million in outside equity interests. These managed investment schemes have not been consolidated in the prior corresponding period and comparatives do not include amounts in relation to these schemes

2.                    Fixed assets include $X million ($328 million as at 31 March 2004 and $300 million as at 30 September 2003) in capitalised software costs with an average amortisation period of three years.

5.3                            CONSOLIDATED STATEMENT OF CASH FLOWS

$ m	Note	Half Year Sept 04	Half Year March 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Mar 04- Sept 04	% Mov’t Sept 03- Sept 04
Cash flows from operating activities
Interest received			6,113		9,948
Interest paid			(3,685)		(5,724)
Dividends received excluding life business			14		36
Other non-interest income received			1,729		4,151
Operating expenses paid			(2,098)		(3,318)
Net decrease in trading securities			645		1,759
Income tax paid excluding life business			(533)		(1,131)
Life business:
receipts from policyholders and customers			1,291		2,958
interest and other items of similar nature			58		119
dividends received			134		379
payments to policyholders and suppliers			(796)		(3,025)
income tax paid			(119)		(60)
Net cash provided by operating activities	25		2,753		6,092
Cash flows from investing activities
Proceeds from sale of investment securities			11		189
Proceeds from matured investment securities			414		1,260
Purchase of investment securities			(114)		(2,114)
Proceeds from securitised loans			136		247
Net (increase)/decrease in:
due from other financial institutions			(3,147)		(698)
loans			(10,642)		(25,942)
life insurance assets			(55)		(186)
regulatory deposits with central banks overseas			(142)		(58)
other assets			(1,393)		(1,497)
Purchase of fixed assets			(122)		(323)
Proceeds from disposal of fixed assets			24		85
Proceeds from disposal of other investments			42		8
Controlled entities acquired, net of cash acquired	25		—		(823)
Controlled entities and businesses disposed, net of cash held	25		67		360
Net cash used in investing activities			(14,921)		(29,492)
Cash flows from financing activities
Issue of loan capital			500		1,679
Redemption of loan capital			(300)		(978)
Proceeds from issue of ordinary shares			43		87
Proceeds from issue of FIRsTS (net of issue costs $12m)			—		655
Proceeds from issue of TPS (net of issue costs $13m)			—		1,132
Net increase/(decrease) in:
due to other financial institutions			756		(695)
deposits			6,269		19,384
debt issues			6,419		3,658
other liabilities			(633)		(368)
Payment of distributions and dividends			(660)		(1,038)
Payment of dividends to outside equity interests			(3)		(2)
Net cash provided by financing activities			12,391		23,514

Net increase/(decrease) in cash and cash equivalents			223		114
Effect of exchange rate changes on cash and cash equivalents			6		3
Cash and cash equivalents at the beginning of financial period			1,786		1,669
Cash and cash equivalents at the end of the period			2,015		1,786

5.4                            MOVEMENT IN RETAINED PROFITS

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Retained profits at the end of the previous reporting period		7,343			5,930
Change in accounting policy for providing for dividends		—			651
Retained profits at the beginning of the financial period		7,343			6,581
Net profit attributable to equity holders of WBC		1,225			2,183
Aggregate of amounts transferred (to)/from reserves		—			(1)
Total available for appropriation		8,568			8,763
Ordinary dividends provided for or paid		(737)			(1,345)
Distributions on other equity instruments		(76)			(75)
Gross deemed dividend entitlement on share buy back		—			—
TOPrS redemption - net impact		—			—

Retained profits at the end of the financial period		7,755			7,343

5.5          NOTES TO 2004 FINANCIAL INFORMATION

Note 1.   Basis of Preparation of Financial Information

Note 2.   Interest Spread and Margin Analysis

%	Half Year Sept 04	Half Year March 04	Full Year Sept 04	Full Year Sept 03
Group
Interest spread on productive assets		2.13		2.25
Impact of impaired loans		(0.02)		(0.01)
Interest spread		2.11		2.24
Benefit of net non-interest bearing liabilities and equity		0.45		0.38
Interest margin		2.56		2.62
Australia
Interest spread on productive assets		2.06		2.20
Impact of impaired loans		(0.02)		(0.00)
Interest spread		2.04		2.20
Benefit of net non-interest bearing liabilities and equity		0.41		0.35
Interest margin		2.45		2.55
New Zealand
Interest spread on productive assets		2.56		2.51
Impact of impaired loans		0.00		0.00
Interest spread		2.56		2.51
Benefit of net non-interest bearing liabilities and equity		0.37		0.44
Interest margin		2.93		2.95
Other Overseas
Interest spread on productive assets		0.74		0.85
Impact of impaired loans		(0.01)		(0.00)
Interest spread		0.73		0.85
Benefit of net non-interest bearing liabilities and equity		0.21		0.12
Interest margin		0.94		0.97

Interest spread on productive assets is determined after excluding non-accrual loans, excluding impaired loans and related interest.

Interest spread is the difference between the average yield (including tax equivalent gross up) on all interest earning assets net of impaired loans and the average rate paid on all interest bearing liabilities. The benefit of net non-interest bearing liabilities and equity is determined by applying the average rate of interest paid on all interest bearing liabilities to the average level of net non-interest bearing funds as a percentage of average interest earning assets. The calculations for Australia and New Zealand take into account the interest expense/income of cross-border and intragroup borrowing/lending.

35

Note 3.   Average Balance Sheet and Interest Rates

	Full Year 30 Sept 04			Full Year 30 Sept 03
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	$ m	$ m	%	$ m	$ m	%
Assets
Interest earning assets
Due from other financial institutions
Australia				3,136	139	4.4
New Zealand				1,565	59	3.8
Other Overseas				2,546	70	2.7
Investment & trading securities
Australia				7,639	379	5.0
New Zealand				1,044	67	6.4
Other Overseas				3,344	224	6.7
Regulatory deposits
Other Overseas				382	6	1.6
Loans & other receivables
Australia				121,070	7,992	6.6
New Zealand				28,682	2,034	7.1
Other Overseas				2,775	97	3.5
Impaired loans
Australia				255	5	2.0
New Zealand				66	2	3.0
Other Overseas				246	8	3.3
Intragroup receivable
Other Overseas				14,816	335	2.3
Interest earning assets & interest income including intragroup				187,566	11,417	6.1
Intragroup elimination				(14,816)	(335)
Total interest earning assets and interest income (1)				172,750	11,082	6.4
Non-interest earning assets
Cash, due from other financial institutions and regulatory deposits				975
Life insurance assets				8,680
Other assets(2)				25,101
Debt provisions
Australia				(1,263)
New Zealand				(127)
Other Overseas				(141)
Total non-interest earning assets				33,225
Acceptances of customers				4,402
Total assets				210,377

1.                                       We have entered into various tax effective transactions that derive income subject to a reduced rate of income tax. To provide comparability the average balance sheet, net interest spread and net interest margin are presented on a tax equivalent basis. Accordingly, total net interest income presented in the average balance sheet incudes a tax equivalent benefit of $X million (2003 $X million) for the 2004 financial year. This benefit is in respect of certain financing transactions entered into by the Institutional Bank.  This does not include amounts in respect of transactions that derive franking credit benefits, $X million in 2004 (2003 $X million)

2.                                       Includes fixed assets, goodwill, other financial markets assets, future income tax benefit and prepaid superannuation contributions.

36

	Full Year 30 Sept 04			Full Year 30 Sept 03
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	$ m	$ m	%	$ m	$ m	%
Liabilities and shareholders’ equity Interest bearing liabilities
Deposits
Australia				88,691	3,391	3.8
New Zealand				19,469	880	4.5
Other Overseas				10,521	273	2.6
Due to other financial institutions
Australia				1,873	44	2.3
New Zealand				272	20	7.4
Other Overseas				1,937	57	2.9
Loan capital
Australia				4,443	154	3.5
New Zealand				45	3	6.7
Overseas				—	—	—
Other interest bearing liabilities(1)
Australia				19,172	1,399	n/a
New Zealand				390	167	n/a
Other Overseas				10,112	171	n/a
Intragroup payable
Australia				6,822	163	2.4
New Zealand				7,994	172	2.2
Interest bearing liabilities & interest expense including intragroup				171,741	6,894	4.0
Intragroup elimination				(14,816)	(335)
Total interest bearing liabilities and interest expense				156,925	6,559	4.2
Non-interest bearing liabilities
institutions
Australia				3,989
New Zealand				1,039
Other Overseas				251
Life insurance policy liabilities				8,983
Other liabilities(2)				22,670
Total non-interest bearing liabilities				36,932
Acceptances of customers				4,402
Total liabilities				198,259
Shareholders’ equity				10,972
TOPrS				465
FIRsTS				511
2003 TPS				149
2004 TPS				—
Outside equity interests				21
Total equity				12,118
Total liabilities and equity				210,377

1.               Includes interest accrued on hedging derivatives.

2.               Includes provisions for current and deferred income tax and other financial market liabilities.

37

Note 4. Revenue

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Revenue from operating activities
Interest income		6,193			10,885
Fees and commissions received		1,169			2,376
Proceeds from sale of investment securities		11			189
Wealth management revenue		879			1,308
Other non-interest income		279			529
Revenue from operating activities		8,531			15,287

Revenue from outside operating activities
Proceeds from sale of fixed assets		24			85
Proceeds from sale of controlled entities and businesses		67			360
Proceeds from sale of other investments		42			8
Revenue from outside operating activities		133			453

Total revenue		8,664			15,740

Note 5. Net Interest Income

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Interest income
Loans and other receivables		5,678			9,980
Deposits with other financial institutions		181			267
Investment and trading securities		332			632
Regulatory deposits		2			6
Interest income		6,193			10,885
Interest expense
Current and term deposits		(2,543)			(4,544)
Deposits from other financial institutions		(51)			(121)
Loan capital		(84)			(157)
Debt issues		(462)			(829)
Other(1)		(714)			(908)
Interest expense		(3,854)			(6,559)
Net interest income		2,339			4,326

1. Includes income from hedging derivatives.

Note 6. Non-Interest Income

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Non-interest income
Fees and commissions received		1,169			2,376
Fees and commissions paid		(334)			(679)
Proceeds from sale of assets		144			642
Carrying value of assets sold		(136)			(625)
Net life insurance and funds management income		417			761
Trading income		180			409
Other non-interest income		99			120
Total non-interest income		1,539			3,004

Note 7. Non-Interest Income Analysis

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Fees and commissions
Lending fees		355			640
Transaction fees and commissions received		714			1,479
Other non-risk fee income		93			241
Fees and commissions paid		(334)			(679)
Service and management fees		7			16
		835			1,697
Trading income(1)
Foreign exchange
Trading securities
Other financial instruments
		180			409
Wealth management income
Life insurance and funds management operating income		417			761
Other income
General insurance commissions and premiums (net of claims paid)		42			85
Dividends received		14			36
Lease rentals		2			10
Hedging of overseas operations		15			(52)
Net profit on sale of fixed assets, controlled entities and other investments		8			17
Other		26			41
		107			137
Non-interest income		1,539			3,004

1.               Trading income includes earnings from our Financial Markets business, as well as our Treasury operations in Australia, New Zealand and the Pacific

Note 8. Expense Analysis

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Salaries and other staff expenses
Salaries and wages		743			1,432
Other staff expenses		195			365
Restructuring expenses		10			39
		948			1,836
Equipment and occupancy expenses
Operating lease rentals		123			239
Depreciation and amortisation:
Premises		1			3
Leasehold improvements		17			32
Furniture and equipment		26			53
Technology		33			73
Computer software		57			89
Electricity, water, rates and land tax		4			16
Other equipment and occupancy expenses		44			91
		305			596
Other expenses
Amortisation of deferred expenditure		5			14
Non-lending losses		27			63
Consultancy fees, computer software maintenance and other professional services		169			338
Stationery		38			78
Postage and freight		58			102
Telecommunications costs		11			19
Insurance		9			17
Advertising		32			88
Transaction taxes		3			4
Training		13			21
Travel		25			53
Outsourcing		251			499
Other expenses		31			35
		672			1,331
Operating expenses		1,925			3,763
Expense/income ratio before amortisation of goodwill		49.6%			51.3%

Note 9. Deferred Expenses

$ m	30 Sept 2004	31 March 2004	30 Sept 2003	% Mov’t Mar 04- Sept 04	% Mov’t Sept 03- Sept 04
Capitalised software		328	300
Other deferred expenditure		268	233
Deferred acquisition costs		97	96

Note 10. Income Tax

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Profit from ordinary activities before income tax		1,662		2,919
Prima facie income tax at Australian company tax rate of 30%		499		876
Add/(deduct) tax effect of permanent differences
Rebateable and exempt dividends		(57)		(88)
Tax losses and timing differences now tax effected		2		4
Life insurance:
Tax adjustment on policyholders’ earnings(1)		11		5
Adjustment for life business tax rates		(11)		(19)
Gain on sale of controlled entities and businesses		—		—
Other non-assessable items		(47)		(146)
Other non-deductible items		29		84
Adjustment for overseas tax rates		12		2
Prior period adjustments		(1)		(21)
Other items		(6)		31
Total income tax expense attributable to profit from ordinary activities		431		728
Effective tax rate (%)		25.9		24.9

1.               In accordance with the requirements of Australian Accounting Standard AASB 1038 Life Insurance Business, our tax expense for 2004 includes a $X million tax charge on policyholders’ investment earnings ($XX million tax charge in first half 2004 and $XX million in 2003), $X million of which is in the prima facie tax expense and the balance of $X million shown here.

Note 11. Dividends

	Half Year Sept 04	Half Year March 04	Full Year Sept 04	Full Year Sept 03
Ordinary dividend (cents per share)
Interim (fully franked)(1)		42		38
Final (fully franked)(1) - proposed dividend		—		40
		42		78

Total dividends paid
Ordinary dividends paid ($ m)		737		1,345
		737		1,345

Ordinary dividend payout ratio(2)		67.6%		65.2%
Ordinary dividend payout ratio - cash earnings		63.0%		62.7%

Distributions on other equity instruments
TOPrS, FIRsTS and TPS distributions provided for or paid ($ m)		76		75
Total distributions on other equity instruments		76		75

The Group operates a Dividend Reinvestment Plan that is available to the holders of fully paid ordinary shares who are resident in, or whose address on the register of shareholders is in, Australia or New Zealand (excluding New Zealand Class shares). The last date for receipt of election notices for the dividend plan is 24 November 2004.

Note 12. Earnings per Share

	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Earnings per ordinary share (cents)(3)
Basic		62.1			115.6
Fully diluted(4)		62.0			115.3
Cash earnings per ordinary share (cents)		66.7			124.5
Weighted average number of fully paid ordinary shares (millions)		1,849			1,824

Reconciliation of ordinary shares on issue (millions)(3)
Number of ordinary shares on issue at 1 October 2003
Number of shares issued on conversion of equity based compensation instruments
Number of shares issued under the Dividend Reinvestment Plan (DRP)
Number of ordinary shares on issue at 30 September 2004						—

1.               The interim and final dividends for the New Zealand Class shares are fully imputed.

2.               Ordinary dividend per share divided by basic earnings per ordinary share.

3.               Ordinary shares comprise Westpac ordinary shares and New Zealand Class shares.

4.               Fully diluted earnings per share are calculated after adjusting for partly paid shares and options outstanding in accordance with Australian Accounting Standard AASB 1027 Earnings Per Share.

Note 13. Loans

As at $ m	30 Sept 2004	31 March 2004	30 Sept 2003	% Mov’t Mar 04- Sept 04	% Mov’t Sept 03- Sept 04
Australia
Overdrafts		3,136	3,108
Credit card outstandings		5,025	4,545
Overnight and call money market loans		136	132
Own acceptances discounted		10,753	10,792
Term loans:
Housing - Owner occupied and Investment		74,166	69,668
Housing - Line of Credit		11,031	9,596
Total housing		85,197	79,264
Non-housing		28,578	26,280
Finance leases		3,651	3,274
Margin lending		1,676	1,590
Other		1,818	1,957
Total - Australia		139,970	130,942
New Zealand
Overdrafts		967	947
Credit card outstandings		774	751
Overnight and call money market loans		943	957
Term loans:
Housing		15,187	13,869
Non-housing		8,008	7,526
Redeemable preference share finance		3,209	3,365
Other		1,079	1,233
Total - New Zealand		30,167	28,648
Other Overseas
Overdrafts		148	141
Term loans:
Housing		421	390
Non-housing		1,455	1,860
Finance leases		10	12
Other		3	34
Total - Other Overseas		2,037	2,437
Total loans		172,174	162,027
Provisions for bad and doubtful debts		(1,642)	(1,554)
Total net loans		170,532	160,473
Securitised loans		2,597	2,997

Note 14. Provisions for Bad and Doubtful Debts

$ m	Half Year Sept 04	Half Year March 04	Full Year Sept 04	Full Year Sept 03
General provision
Balance at beginning of period		1,393		1,162
Charge to net profit		207		485
Transfer to/(from) specific provisions		(73)		(53)
Recoveries of debts previously written off		35		74
Write-offs		(128)		(275)
Exchange rate and other adjustments		(2)		—
Balance at period end		1,432		1,393
Specific provisions
Balance at beginning of period		161		272
Transfer from/(to) general provision comprising:
New specific provisions		87		136
Specific provisions no longer required		(14)		(83)
		73		53
Write-offs(1)		(12)		(135)
Exchange rate and other adjustments		(12)		(29)
Balance at period end		210		161
Total provisions for bad and doubtful debts		1,642		1,554

(1) Write-offs from specific provisions comprised:
Business and Consumer Banking	(7)	(28)
Westpac Institutional Bank	(3)	(99)
New Zealand Banking and Pacific Banking	(2)	(8)
	(12)	(135)

Note 15. Impaired Assets

	30 Sept 2004			31 March 2004			30 Sept 2003
As at $ m	Gross	Specific Prov’n	Net	Gross	Specific Prov’n	Net	Gross	Specific Prov’n	Net
Non-accrual assets
Australia				211	(102)	109	320	(76)	244
New Zealand				57	(6)	51	63	(7)	56
Other Overseas				157	(60)	97	214	(76)	138
Total				425	(168)	257	597	(159)	438
Restructured assets
Australia				61	(33)	28	3	(1)	2
Other Overseas				103	(9)	94	12	(1)	11
Total				164	(42)	122	15	(2)	13
Total impaired assets				589	(210)	379	612	(161)	451

As at $m	30 Sept 2004 Specific			31 March 2004 Specific			30 Sept 2003 Specific

	Gross	Prov’n	Net	Gross	Prov’n	Net	Gross	Prov’n	Net
Non-accrual loans with provisions and:
No performance
Australia				138	(89)	49	94	(47)	47
New Zealand				9	(1)	8	10	(3)	7
Other Overseas				135	(56)	79	148	(62)	86
				282	(146)	136	252	(112)	140
Partial performance
Australia (1)				—	—	—	44	—	44
New Zealand				20	(3)	17	19	(2)	17
Other Overseas				1	—	1	1	(1)	—
				21	(3)	18	64	(3)	61
Full performance
Australia				31	(13)	18	159	(29)	130
New Zealand				9	(2)	7	11	(2)	9
Other Overseas				11	(4)	7	49	(13)	36
				51	(19)	32	219	(44)	175
Non-accrual loans without provisions and:
No performance
Australia				41	—	41	18	—	18
New Zealand				6	—	6	6	—	6
Other Overseas				6	—	6	10	—	10
				53	—	53	34	—	34
Partial performance
Australia				—	—	—	1	—	1
New Zealand				7	—	7	9	—	9
Other Overseas				—	—	—	1	—	1
				7	—	7	11	-	11
Full performance
Australia				1	—	1	4	—	4
New Zealand				6	—	6	8	—	8
Other Overseas				4	—	4	5	—	5
				11	—	11	17	—	17

Total non-accrual loans				425	(168)	257	597	(159)	438

Note 16. Movement in Gross Impaired Assets

				% Mov’t	% Mov’t
	30 Sept	31 March	30 Sept	Mar 04-	Sept 03-
$m	2004	2004	2003	Sept 04	Sept 04
Balance at beginning of period		612	537
New and increased		141	357
Written off		(12)	(118)
Returned to performing or repaid		(123)	(149)
Exchange rate and other adjustments		(29)	(15)
Balance at period end		589	612

1. A general provision was held against this exposure during 2003.

Note 17. Items Past 90 Days But Well Secured

				% Mov’t	% Mov’t
As at	30 Sept	31 March	30 Sept	Sep 03-	Mar 03-
$m	2004	2004	2003	Mar 04	Mar 04
Australia
Housing products		66	65
Other products		91	74
Total Australia		157	139
New Zealand
Housing products		29	25
Other products		1	146
Other Overseas		27	29
Total Overseas		57	200
Total		214	339

Note 18. Income on Non-Accrual and Restructured Assets

	Half Year	Half Year	Full Year	Full Year
$m	Sept 04	March 04	Sept 04	Sept 03
Interest received on non-accrual and restructured assets		5		15
Estimated interest forgone on non-accrual and restructured assets		11		39
Interest yield on average non-accrual and restructured assets (annualised)		1.8%		2.6%

Note 19. Impaired Assets and Provisioning Ratios

As at	30 Sept	31 March	30 Sept
%	2004	2004	2003
Total impaired assets to gross loans and acceptances		0.3	0.4
Net impaired assets to equity and general provisions		2.2	2.9
Specific provisions to total impaired assets		35.7	26.3
General provisions to non-housing loans and acceptances(1)		1.7	1.7
Total provisions to gross loans and acceptances		0.9	0.9
Total impaired assets to equity and total provisions		3.4	3.9

Note 20. Delinquencies (90 Days Past Due Loans)

				% Mov’t
	30 Sept	31 March	30 Sept	Sept 04-
	2004	2004	2003	Sept 03
Mortgages		0.18%	0.15%
Other Personal Lending		1.11%	1.02%
Total Personal Lending		0.25%	0.22%
Australian Business Banking Portfolio(2)		0.57%	0.51%

1. Non-housing loans have been determined on a product basis rather than on a loan purpose basis.

2. Three month moving average.

Note 21. Charge For Bad and Doubtful Debts

$ m	Half Year Sept 04	Half Year March 04	Full Year Sept 04	Full Year Sept 03

General provision:
Recoveries of debts previously written off
Business and Consumer Banking		(25)		(50)
Westpac Institutional Bank		(4)		(1)
New Zealand Banking and Pacific Banking		(6)		(23)
		(35)		(74)
Write-offs
Business and Consumer Banking		112		228
Westpac Institutional Bank		—		6
New Zealand Banking and Pacific Banking		16		41
		128		275

Dynamic provisioning charge		41		231
Transfer to specific provisions		73		53
Charge for bad and doubtful debts		207		485

Specific provisions:
New provisions
Business and Consumer Banking		27		40
Westpac Institutional Bank		56		81
New Zealand Banking and Pacific Banking		4		15
		87		136
No longer required
Business and Consumer Banking		(9)		(20)
Westpac Institutional Bank		(1)		(45)
New Zealand Banking and Pacific Banking		(4)		(18)
		(14)		(83)
Transfer from/(to) general provisions		73		53
Bad and doubtful debts charge to average loans and acceptances annualised (basis points)		24		31

Note 22. Deposits

As at $ m	30 Sept 2004	31 March 2004	30 Sept 2003	% Mov’t Sept 03- Sept 04
Deposits
Australia
Non-interest bearing		3,629	3,497
Certificates of deposit		23,047	23,648
Other interest bearing:
At call		52,585	51,911
Term		22,663	19,471
Total deposits in Australia		101,924	98,527
New Zealand
Non-interest bearing		846	819
Certificates of deposit		2,574	2,436
Other interest bearing:
At call		9,186	8,130
Term		8,423	8,288
Total deposits in New Zealand		21,029	19,673
Other Overseas
Non-interest bearing		231	225
Certificates of deposit		3,426	3,487
Other interest bearing:
At call		568	594
Term		8,771	6,565
Total deposits Other Overseas		12,996	10,871
Total deposits		135,949	129,071

Note 23. Capital Adequacy

As at $ m	30 Sept 2004	31 March 2004	30 Sept 2003
Tier 1 capital
Total equity		15,832	13,996
Outside equity interests in Managed Investment schemes(1)		(1,355)	—
Hybrid capital in excess of tier 1 limit		—	(40)
Dividends provided for capital adequacy purposes		(777)	(734)
Goodwill (excluding funds management entities)		(1,227)	(1,278)
Net future income tax benefit		(372)	(298)
Estimated reinvestment under dividend reinvestment plan(2)		143	191
Retained earnings, reserves and goodwill in life and general insurance, funds management and securitisation entities		(1,446)	(1,363)
Equity in captive lenders mortgage insurance entities		(53)	(45)
Equity in entities not operating in the field of finance		(89)	(91)
Capitalised Expenditure		—	—
Total Tier 1 capital		10,656	10,338
Tier 2 capital
Hybrid capital in excess of tier 1 limit		—	40
Subordinated undated capital notes		514	573
General provision for bad and doubtful debts		1,432	1,393
Future income tax benefit related to general provision		(402)	(399)
Eligible subordinated bonds, notes and debentures		3,894	3,951
Total Tier 2 capital		5,438	5,558
Tier 1 and Tier 2 capital		16,094	15,896
Deductions
Capital in life and general insurance, funds management and securitisation activities		(842)	(836)
Capital in commercial operations		—	—
Net qualifying capital		15,252	15,060
Risk weighted assets		148,962	142,909
Tier 1 capital ratio		7.2%	7.2%
Tier 2 capital ratio		3.7%	3.9%
Deductions		(0.6)%	(0.6)%
Total capital ratio		10.2%	10.5%

As at $ m	30 Sept 2004	31 March 2004	30 Sept 2003

Adjusted common equity
Total Tier 1 capital		10,656	10,338
Less: Hybrid capital (net of excess of 25% of Tier 1 capital)		(2,252)	(2,212)
Less: Other deductions in relation to non-consolidated subsidiaries(3)		(842)	(913)
Add: Capitalised expenditure		—	—
Adjusted common equity		7,562	7,213
Risk weighted assets		148,962	142,909
Adjusted common equity to risk weighted assets		5.1%	5.0%

1.               The 30 September 2004 financial position includes the consolidation of certain managed investment schemes controlled by the Life Company: $X million in assets, $X million in other liabilities and $X million in outside equity interests. These managed investment schemes have not been consolidated in the prior corresponding period and comparatives doe not include amounts in relation to these schemes. Comparatives as at 31 March 2004 include: $1,357 million in assets, $2 million in other liabilities and $1,355 million in outside equity interests.

2.               This amount is derived from reinvestment experience of our dividend reinvestment plan.

3.               Capital relating to non-banking subsidiaries

Note 24. Derivative Financial Instruments

As at 30 Sept 2004 $ bn	Notional amount(1)	Regulatory credit equivalent (2)	Positive mark to-market (replacement cost(3)	Negative mark-to- market(4)
Trading derivatives outstanding
Interest rate
Futures
Forwards
Swaps
Purchased options
Sold options
Foreign exchange
Forwards
Swaps
Purchased options
Sold options
Commodities
Equities
Trading derivatives
Hedging derivatives outstanding
Interest Rate
Futures
Forwards
Swaps
Purchased options
Foreign exchange
Forwards
Swaps
Total hedging derivatives outstanding
Total gross derivatives
Less: netting benefit
Net derivatives
As at 30 September 2003	857.0	12.4	5.5	5.9
As at 31 March 2003	777.4	9.7	6.3	7.6

As at 30 Sept 2004 $ bn	Less than 3 months	Over 3 months to 6 months	Over 6 months to 1 year	Over 1 year to 2 years	Over 2 years to 5 years	Over 5 years	Total
Interest rate
Swaps
Purchased options

Foreign exchange
Forwards
Swaps
Purchased options
Commodities
Equities and credit
Total derivatives

Maturity profile of foreign exchange and derivative credit risk exposure in gross replacement cost terms

1.               Notional amount refers to the face value or the amount upon which cash flows are calculated.

2.               Regulatory credit equivalent using Australian Prudential Regulation Authority guidelines for capital adequacy requirements.

3.               Positive mark-to-market or replacement cost is the cost payable of replacing all transactions in a gain position. This measure is the industry standard for the calculation of current credit risk.

4.               Negative mark-to-market represents the cost payable to our counterparties of replacing all transactions in a loss position.

Daily Value at Risk

We use earnings at risk as the primary method for measuring and monitoring market risk exposure against Board approved limits. The main types of market risk arising from our trading activities are interest rate and foreign exchange risks. Other market risks include liquidity, commodity, equity, prepayment, specific issuer and capital markets underwriting risks. The table below depicts the aggregate financial markets (including capital markets underwriting) earnings at risk for the last three half years.

$ m	High	Low	Average
Six months ended 30 Sept 2004
Six months ended 31 March 2004	12.5	3.7	7.6
Six months ended 30 September 2003	13.6	2.7	48

$ m	Average for the 6 months ended 30 Sept 04	Average for the 6 months ended 31 March 04	Average for the 6 months ended 30 Sept 03
Interest rate risk
Foreign exchange risk
Volatility risk
Other market risk(1)
Diversification benefit
Net derivatives

1. Commodity, equity, prepayment, specific issuer, and capital markets underwriting.

Note 25. Statement of Cash Flows

$ m	Half Year Sept 04	Half Year March 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
operating activities to net profit attributable to equity holders of WBC
Net profit attributable to equity holders of WBC		1,225		2,183
Adjustments:
Outside equity interests		6		8
Depreciation and goodwill amortisation		218		413
Increase/(decrease) in sundry provisions and other non-cash items		729		898
Bad and doubtful debts		172		411
(Increase)/decrease in other financial market asset and liabilities		(77)		1,023
Decrease in trading securities		645		1,759
(Increase)/decrease in accrued interest receivable		(113)		(66)
Increase/(decrease) in accrued interest payable		169		(44)
(Decrease)/increase in provision for income tax		(206)		(227)
(Decrease)/increase in provision for deferred income tax		(161)		166
Decrease/(increase) in future income tax benefits		146		(432)
Net cash provided by operating activities		2,753		6,092
Details of assets and liabilities of controlled entities and businesses acquired follow:
Investment securities		—		70
Life insurance assets		—		2,432
Fixed assets		—		29
Other assets		—		139
Due to other financial institutions		—		—
Life insurance policy liabilities		—		(2,378)
Other liabilities		—		(430)
Fair value of entities and businesses acquired		—		(138)
Goodwill		—		964
Minority interests		—		(3)
		—		823
Cash paid and acquisition costs		—		(965)
Cash acquired		—		142
Cash consideration (net of cash acquired)		—		(823)

Details of assets and liabilities of controlled entities and businesses disposed of follow:
Loans		—		62
Other assets		78		298
Minority interests		(13)		—
Net assets of entities and businesses disposed		65		360
Gain on disposal		2		—
Cash consideration (net of sale costs)		67		360

Note 26. Group Investments and Changes in Controlled Entities

Country where Business is Carried on	Beneficial Interest %	Carrying Amount $ m	Nature of Business

Note 27. Reconciliation to US GAAP

$ m	Full Year Sept 04	Full Year Sept 03	Full Year Sept 04	Full Year Sept 03
	US$(1)	US$(1)	A$	A$
Statement of income
Net profit as reported under Australian GAAP
Items having an effect of increasing (decreasing) reported income (related tax impact of item shown separately)
Premises and sites
Amortisation of goodwill
Goodwill fair value adjustments
Related income tax credit
Superannuation (pension) expense
Related income tax expense
Wealth management
Related income tax credit
Write-down of available-for-sale securities
Employee share option compensation (under APB 25)
Employee share option compensation (under SFAS 123)
Distributions on other equity instruments(2)
Distributions on other debt instruments(2)
Amortisation of issue costs on other debt instruments(2)
Deconsolidation of trust preferred structures (under FIN 46R)(2)
Initial adoption of FIN 46R(2)
Other non-financial assets
Related income tax credit
Software capitalisation
Related income tax expense
Derivative instruments (under SFAS 133)
Related income tax credit
Restructuring costs
Related income tax credit
Net income according to US GAAP
Adjustments to determine other comprehensive income under US GAAP
Foreign currency translation
Unrealised net gain on available-for-sale securities
Reclassification adjustment for losses now included in net income
Total comprehensive income according to US GAAP
Equity attributed to equity holders of WBC as reported under Australian GAAP
Adjustments:
Premises and sites
Goodwill
Superannuation (pension) asset
Wealth management assets (net of tax)
Available-for-sale securities
Other equity instruments(2)
Other debt instruments (2)
Deconsolidation of trust preferred structures (under FIN 46R)(2)
Other non-financial assets
Softwarecapitalisation
Derivative instruments (under SFAS 133)
Restructuring provisions
Equity attributable to equity holders according to US GAAP

1.               Australian dollar amounts have been translated into United States dollars solely for the convenience of the reader at the rate of A$1.00 = US$0.XXXX, the noon buying rate for cable transfers on 30 September 2004, as published by the Federal Reserve Bank of New York.

Note 28. Subsequent Events

5.6          STATEMENT IN RELATION TO THE AUDIT OF ACCOUNTS

This report is based on financial statements that have been audited. The audit report, which was unqualified, will be made available with Westpac’s Annual Financial Report.

Dated at Sydney this x day of xx November 2004 for and on behalf of the Board.

Richard Willcock

Group Secretary and General Counsel

6.             OTHER INFORMATION

6.1          CREDIT RATINGS(1)

Rating agency	Long term	Short term
Fitch Ratings	AA-	F1+
Moody’s Investor Services	Aa3	P-1
Standard & Poor’s	AA-	A-1+

6.2          EXCHANGE RATES

Six months to/as at	30 Sept 2004		31 March 2004		30 Sept 2003
Currency	Average	Spot	Average	Spot	Average	Spot
USD			0.7399	0.7590	0.6493	0.6805
GBP			0.4180	0.4138	0.4021	0.4072
NZD			1.1403	1.1450	1.1256	1.1456

1.               As at XX 2004.

6.3          DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

6.4          SHAREHOLDER CALENDAR

Westpac shares are listed on the Stock Exchanges in Australia, New Zealand, New York and Tokyo.

Important dates for shareholders to note over the following months are:

Ex-dividend date	November 2004
Record date for final dividend (Sydney)	November 2004	5.00pm (Sydney time)
Record date for final dividend (New York)(1)	November 2004	5.00pm (New York time)
Record date for final dividend (New Zealand)(2), (3)	November 2004	5.00pm (New Zealand time)
Dividend payment date	December 2004

The Annual General Meeting of Westpac will be held in Auckland, New Zealand on Thursday, x xx 2004. A simultaneous broadcast and information meeting will be held in Sydney, Australia.

Share Registries

Australia and New Zealand – Westpac Ordinary Shares	New Zealand – NZ Class Shares
ASX Perpetual Registrars Limited	Computershare Investor Services Ltd
Level 8, 580 George Street	Level 2, 159 Hurstmere Road
Sydney NSW 2000	Takapuna North Shore City Auckland

New York – American Depositary Receipts	Tokyo
JP Morgan Chase Bank	The Mitsubishi Trust & Banking Corporation
4 New York Plaza	1–7–7, Nishi–Ikebukuro
13th Floor	Toshima–ku
New York NY 10004 USA	Tokyo 171–8508 Japan

For further information contact:

Media:

David Lording, Head of Media Relations, +61 (0)2 9226 3510

Analysts and Investors:

Andrew Bowden, Head of Investor Relations, +61 (0)2 9226 4008

Richard Willcock

Group Secretary and General Counsel

X X 2004

1.              Dividends will be converted to local currency at the rate ruling on the date of payment of dividend.

2.              Dividends payable to holders of ordinary shares on the New Zealand register will be converted to local currency at the ruling buying rate for telegraphic transfers at XX:XXam on X XX 2004.

3.              New Zealand date applies to holders of New Zealand class shares only. New Zealand residents holding Westpac ordinary shares should note Australia dates.

7. WEALTH MANAGEMENT BUSINESS	Year End Profit Announcement 2004

Westpac’s total wealth management business comprises our Australian wealth management business, BT Financial Group (Australia) (details included in section 4.4) and our New Zealand wealth management business (details included in section 4.3). This combined view has been provided to help understand the contribution of our wealth management business to the overall Group result and does not reflect the way in which we manage our wealth operations.

The following results are presented on a management reporting basis. Internal charges and transfer pricing adjustments are included in the performance of each business area reflecting the management of our business, rather than its legal structure. Consequently, these results cannot be compared directly to public disclosure of the performance of individual legal entities.

7.1          TOTAL FUNDS MANAGEMENT AND LIFE INSURANCE RISK BUSINESS

The performance of our Wealth Management Business is summarised below by its three main segments:

Profit on Operations $m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Funds Management		66			117
Life Insurance
Australia		25			43
New Zealand		10			20
		35			63
Total Funds Management and Life Insurance		101			180
Other(1)		(24)			(49)
Total profit on operations		77			131

Funds Management, Life Insurance and Other, and on a geographical basis where significant.

The following table shows the consolidated results for our Australian and New Zealand Funds Management, Life Insurance and Other businesses.

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Net interest income		38			83
Non-interest income		299			538
Operating income		337			621
Non interest expenses		(197)			(377)
Core earnings		140			244
Bad debts		—			—
Operating profit before tax		140			244
Tax and outside equity interests		(29)			(51)
Cash earnings		111			193
Goodwill amortisation		(34)			(62)
Profit on operations		77			131
Economic profit		2			13
Expense to income ratio		58.0%			60.7%

1.              Other business includes earnings on capital and other investments and amortisation of goodwill on acquired business.

Operating income can be reconciled to the net life insurance and funds management income as disclosed in Section 5.5 Note 6, Non-Interest Income, and Note 7, Non-Interest Income Analysis, as follows:

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Operating income (from previous page)		337			621
Net interest income		(38)			(83)
Commission expense		12			21
Policy holders tax recoveries		15			7
Transfer pricing - cost of distribution		33			53
Intercompany consolidation eliminations		59			144
New Zealand commission expense		(1)			(2)
Total non-interest wealth management income		417			761

7.2          FUNDS MANAGEMENT BUSINESS

Funds management includes product management, product administration, product and platform intermediary distribution, investment management, margin lending and discount broking. This section covers the Australian business (details included in section 4.4) and New Zealand details included in section 4.3) businesses.

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Net interest income		44			89
Non-interest income		283			527
Gross operating income		327			616
Commission expense		(64)			(120)
Operating income		263			496
Operating expenses		(175)			(342)
Operating profit before tax		88			154
Tax and outside equity interests		(20)			(35)
Cash earnings		68			119
Goodwill amortisation		(2)			(2)
Profit on operations		66			117
Expense to income ratio		66.5%			69.0%

Movement of funds under management (FUM)

$ bn	FUM Sept 2003	Sales	Redns	Net Flows	Other mov’t (4)	FUM Sept 2004	FUM March 2004	% Mov’t Sept 03- Sept 04
Retail(1)	27.1						27.3
Wholesale	13.4						15.1
Australia	40.5						42.4

New Zealand(2)	2.9						3.0
FUM	43.4						45.4
FUM and FUA(3)	56.3						61.0

1.              Retail FUM will not reconcile to ASSIRT as Retail FUM includes mezzanine funds.

2.              Westpac NZ and BT New Zealand.

3.              Includes WRAP and Governance Advisory Services.

4.              ‘Other movement’ primarily reflects the impact of market movements on the underlying FUM.

7.3          LIFE INSURANCE BUSINESS (EXCLUDES GENERAL INSURANCE)

The Life Insurance business result has been determined on a Margin on Service basis. This section covers the Australian business (details included at section 4.4) and New Zealand business (earnings included in the New Zealand segment at section 4.3).

$ m	Half Year Sept 04	Half Year March 04	% Mov’t Mar 04- Sept 04	Full Year Sept 04	Full Year Sept 03	% Mov’t Sept 03- Sept 04
Net interest income		—			—
Non-interest Income		101			179
Gross operating income		101			179
Commission expense		(33)			(62)
Operating Income		68			117
Operating expenses		(22)			(35)
Operating profit before tax		46			82
Tax and outside equity interests		(11)			(19)
Cash earnings		35			63
Goodwill amortisation		—			—
Profit on operations		35			63
Expense to income ratio		32.4%			29.9%

Movement in in-force premium for risk business

	In-force					In-force	In-force	% Mov’t
	Sept			Net	Other	Sept	Mar	Sept 03-
$ m	2003	Sales	Lapses	Inflows	mov’t(1)	2004	2004	Sept 04
Australia	215.8						226.8
New Zealand	40.2						39.1
Total in-force premiums	256.0						265.9

1.              Includes movement in in-force premiums due to CPI increases and customer re-rating.

			% Mov’t			% Mov’t
	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sept 03-
$ m	Sept 04	March 04	Sept 04	Sept 04	Sept 03	Sept 04
Net interest income		(6)			(6)
Non-interest Income		12			14
Gross operating income		6			8
Commission expense		—			—
Operating income		6			8
Operating expenses		—			—
Operating profit before tax		6			8
Tax and outside equity interests		2			3
Cash earnings		8			11
Goodwill amortisation		(32)			(60)
Profit on operations		(24)			(49)

7.4          OTHER BUSINESS

7.5          EMBEDDED VALUE AND VALUE OF NEW BUSINESS

The following table shows the embedded value and value of new business for the Funds Management and Life Insurance businesses, excluding discount broking.

The embedded value and value of new business have been calculated using assumptions consistent with the best estimate assumptions used in calculating Margin on Services policy liabilities as at 30 September 2004. The risk discount rate used was the yield on 10-year government bonds plus a margin of 5.5% for business in Westpac Life and the yield on 10-year government bonds plus 6.5% for other business.

SEGMENT RESULT	Year End Profit Announcement 2004

8.1                            YEAR END SEGMENT RESULT

8.2          HALF YEAR SEGMENT RESULT

8.3          NEW ZEALAND BUSINESS UNIT PERFORMANCE (A$)

New Zealand operations provide banking and wealth management products and services to New Zealand consumer and business customers. New Zealand includes Westpac Investment Management; New Zealand Life Company and BT New Zealand. The results do not include the earnings of our New Zealand Institutional Bank. All figures are in Australian Dollars (A$), converted at the average A$/NZ$ hedge exchange rate for the year (X for 2004 and 1.1975 for 2003). This rate is not the same as the average rate which is provided for the period (X for 2004 and 1.1146 for 2003).

			% Mov’t			% Mov’t
	Half Year	Half Year	Mar 04-	Full Year	Full Year	Sept 03-
A$ m	Sept 04	March 04	Sept 04	Sept 04	Sept 03	Sept 04
Net interest income		391			701
Non-interest income		200			353
Operating income		591			1,054
Operating expenses		(289)			(519)
Core earnings		302			535
Bad debts		(20)			(45)
Operating profit before tax		282			490
Tax and outside equity interests		(90)			(148)
Cash earnings		192			342
Goodwill amortisation		(21)			(39)
Profit on operations		171			303

Economic profit		95			167
Expense to income ratio		48.9%			49.2%
	$ bn	$ bn		$ bn	$ bn
Deposits		15.8			15.1
Net loans		23.4			21.4
Total assets		23.4			21.4
Funds under management		24.4			22.5

9. ECONOMIC PROFIT	Year End Profit Announcement 2004

Economic profit is defined as cash earning less a capital charge calculated at 11.6% of average adjusted ordinary equity plus the estimated value of franking credits paid to shareholders. Business unit economic profit is defined as cash earnings less a capital charge calculated at 12% of allocated capital plus 70% of the value of Australian tax paid.

Economic profit is used as a key measure of our financial performance because it focuses on shareholder value by requiring a return in excess of a risk-adjusted cost of capital.

Reconciliation of economic profit to net profit attributable to equity holders for the 12 months ended 30 September 2004

		Business and	Westpac		BT Financial
		Consumer	Institutional		Group
$ m	Group	Banking	Bank	New Zealand	(Australia)
Net profit attributable to equity holders
Goodwill amortisation
Distributions on hybrid securities
Cash earnings
Franking benefit
Adjusted cash earnings
Average adjusted ordinary equity
Equity charge
Economic profit

Reconciliation of economic profit to net profit attributable to equity holders for the 12 months ended 30 September 2003

		Business and	Westpac		BT Financial
		Consumer	Institutional		Group
$ m	Group	Banking	Bank	New Zealand	(Australia)
Net profit attributable to equity holders	2,183	1,107	382	303	109
Goodwill amortisation	163	58	2	39	60
Distributions on hybrid securities	(75)	—	—	—	—
Cash earnings	2,271	1,165	384	342	169
Franking benefit	427	346	65	14	34
Adjusted cash earnings	2,698	1,511	449	356	203
Average adjusted ordinary equity	11,203	5,154	1,941	1,579	1,695
Equity charge	1,301	618	232	189	204
Economic profit	1,397	893	217	167	(1)

Reconciliation of economic profit to net profit attributable to equity holders for the half year to 30 September 2004

		Business and	Westpac		BT Financial
		Consumer	Institutional		Group
$ m	Group	Banking	Bank	New Zealand	(Australia)
Net profit attributable to equity holders
Goodwill amortisation
Distributions on hybrid securities
Cash earnings
Franking benefit
Adjusted cash earnings
Average adjusted ordinary equity
Equity charge
Economic profit

Reconciliation of economic profit to net profit attributable to equity holders for the half year to 31 March 2004

		Business and	Westpac		BT Financial
		Consumer	Institutional		Group
$ m	Group	Banking	Bank	New Zealand	(Australia)
Net profit attributable to equity holders	1,225	623	224	171	63
Goodwill amortisation	84	29	1	21	33
Distributions on hybrid securities	(76)	—	—	—	—
Cash earnings	1,233	652	225	192	96
Franking benefit	234	196	45	8	18
Adjusted cash earnings	(1,467)	848	270	200	114
Average adjusted ordinary equity	12,117	5,573	2,356	1,750	2,017
Equity charge	703	334	142	105	121
Economic profit	763	514	128	95	(7)